Exhibit 99.1
For Immediate Release
Contact:
Debi Neary Ethridge
Vice President, Finance & Investor Relations
dethridge@lodgian.com
(404) 365-2719
Lodgian Provides Portfolio Update, Continues Cost Reduction Initiatives
     ATLANTA, Ga., October 2, 2009—Lodgian, Inc. (NYSE Alternext US:LGN), one of the nation’s largest independent hotel owners and operators, today reported that it is developing a strategic plan to strengthen the company’s balance sheet and better position the company for the near- and intermediate-term. In conjunction with this plan, the company is conducting an analysis of its operating portfolio. Results of the review to date are as follows:
•	The Merrill Lynch Fixed Rate Pool 3, secured by six hotels, is in default. The loan matured on October 1, 2009. The company has engaged in negotiations with the lender regarding extension and modification of the loan, with no resolution to date. Unless some agreement is reached in the near-term, the company intends to return the hotels to the lender in full satisfaction of the debt;

•	The company has stopped servicing the debt secured by the Crowne Plaza in Worcester, Mass., and intends to return the hotel to the lender in full satisfaction of the debt; and

•	The company continues its cost reduction initiatives.

Lodgian

     Unless otherwise stated, debt balances and trailing twelve month figures in this press release are as of August 31, 2009.
     “We continue to focus on strengthening our balance sheet by extending maturities for certain debt facilities and pursuing options with respect to overleveraged assets,” said Dan Ellis, Lodgian president and chief executive officer. “Year-to-date, we have extended $71.6 million of the Merrill Lynch mortgage debt that matured on July 1, 2009. We remain committed to reducing administrative and operating costs to improve the operating performance of the company as a whole. Further, we continue our review of the portfolio which may result in additional assets being returned to lenders.”
Merrill Lynch Fixed Rate Pool 3
     The Merrill Lynch Fixed Rate Pool 3, with a principal balance of $45.6 million, matured on October 1, 2009.
     This loan bears interest at a fixed rate of 6.58%, is secured by six hotels, and is non-recourse to the company. Cash flow from the hotels securing this pool is insufficient to meet the related debt service obligations. The trailing twelve month aggregate Net Operating Income (“NOI”) for the underlying properties was $2.4 million, while annual debt service is approximately $4.0 million.
     The company has been in discussions with the lender regarding extension and modification of the loan; however, no agreement has been reached at this time. The loan is now in default and the lender may accelerate repayment of the loan and begin foreclosure proceedings, although it has not yet done so. If no agreement is reached, the company intends to return the hotels to the lender in full satisfaction of the debt.

Lodgian

Crowne Plaza Worcester
     On a trailing twelve month basis, the cash flow from the Crowne Plaza in Worcester was not sufficient to service the debt on the property. As a result, the company did not make the required debt service payment on September 11, 2009. The company is now in default on this loan, and the lender may accelerate repayment of the loan.
     The hotel is encumbered by a $16.3 million, fixed-rate CMBS mortgage that bears interest at 6.04%. The mortgage matures in February 2011, and is non-recourse to the company. Annual debt service on the mortgage is approximately $1.3 million, while the trailing twelve month NOI for the property was $0.6 million. The company does not expect further negotiation with the special servicer and intends to convey the hotel to the lender in lieu of repayment.
On-Going Portfolio Review
     The company’s review of the remaining portfolio is on-going. In the future, the company may pursue similar actions with respect to other hotels.
     Appendix I attached to this press release discloses mortgage liability by credit facility, certain other terms of each facility, and the hotels encumbered by each facility. Appendix II details the portfolio composition by loan pool. Appendix III provides certain operating statistics by loan pool for the eight months ended August 31, 2008 and 2009.
Cost Reduction Initiatives
     The company continues to focus on reducing costs, both within the corporate office and in the field. The company has implemented corporate overhead initiatives in 2009 which are anticipated to result in approximately $1.5 million of annualized reductions. Additionally, the company has implemented cost reductions in 2009 in the field which are anticipated to result in annualized cost reductions of approximately $3.7 million.

Lodgian

Net Operating Income (“NOI”)
     NOI is a non-GAAP measure and should not be used as a substitute for measures such as net income (loss), cash flows from operating activities, or other measures computed in accordance with GAAP. The company uses NOI to measure its performance and to assist in the assessment of hotel property values.
About Lodgian
     Lodgian is one of the nation’s largest independent hotel owners and operators. The company currently owns and manages a portfolio of 37 hotels with 6,935 rooms located in 22 states. Of the company’s 37-hotel portfolio, 17 are InterContinental Hotels Group brands (Crowne Plaza, Holiday Inn, Holiday Inn Select and Holiday Inn Express), 12 are Marriott brands (Marriott, Courtyard by Marriott, SpringHill Suites by Marriott, Residence Inn by Marriott and Fairfield Inn by Marriott), two are Hilton brands, and five are affiliated with other nationally recognized franchisors including Starwood, Wyndham and Carlson. One hotel is an independent, unbranded property, which is currently closed and held for sale. For more information about Lodgian, visit the company’s website: www.lodgian.com.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Lodgian’s expectations regarding returning certain hotels to lenders, anticipated cost reductions, optional maturity extensions, property dispositions, future financial position, business strategy, projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Lodgian and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, the effects of regional, national and international economic conditions, our ability to refinance or extend maturing mortgage indebtedness, competitive conditions in the lodging industry and increases in room supply, requirements of franchise

Lodgian

agreements (including the right of franchisors to immediately terminate their respective agreements if we breach certain provisions), our ability to complete planned hotel dispositions, the ability to realize anticipated cost reductions, the effects of unpredictable weather events such as hurricanes, the financial condition of the airline industry and its impact on air travel, the effect of self-insured claims in excess of our reserves and our ability to obtain adequate insurance at reasonable rates, and other factors discussed under Item IA (Risk Factors) in Lodgian’s Form 10-K for the year ended December 31, 2008, and as updated in our Forms 10-Q for the quarters ended March 31 and June 30, 2009. We assume no duty to update these statements.
     Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Lodgian or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.
# # #

APPENDIX I
Debt Summary by Loan Pool
(in $000’s)

		Interest Rate at		Debt Balance at
Lender	Encumbered Hotels	August 31, 2009	Maturity Date	August 31, 2009	DSCR(m)

Goldman Sachs	10 hotels (a)	LIBOR + 1.50 (b)	May 2010 (c)	$130,000	3.02
Merrill Lynch Fixed Rate Pool 1	4 hotels (d)	6.58%	July 2010	36,337	1.54
Merrill Lynch Fixed Rate Pool 3	6 hotels (e)	6.58%	October 2009	45,577	0.60
Merrill Lynch Fixed Rate Pool 4	6 hotels (f)	6.58% (g)	July 2012	34,937	1.26
IXIS	3 hotels (h)	LIBOR + 2.95 (i)	March 2010 (j)	20,783	1.38
IXIS	Holiday Inn Hilton Head	LIBOR + 2.90 (k)	December 2009 (l)	18,412	1.65
Wachovia	Crowne Plaza Worcester	6.04%	February 2011	16,328	0.46
Wachovia	Holiday Inn Express Palm Desert	6.04%	February 2011	5,706	0.50
Wachovia	Springhill Suites Pinehurst	5.78%	June 2010	2,954	1.46

				$311,034

(a)	The hotels that secure this debt are: Crowne Plaza Albany; Holiday Inn BWI; Residence Inn Dedham; Hilton Ft. Wayne; Radisson Kenner; Courtyard Lafayette; Holiday Inn Meadow Lands; Holiday Inn Santa Fe; Crowne Plaza Silver Spring; and Courtyard Tulsa.

(b)	We have purchased an interest rate cap that caps LIBOR at 5.0% and expires in May 2011.

(c)	This loan can be extended for as many as two years, subject to satisfying certain conditions.

(d)	The hotels that secure this debt are: Courtyard Atlanta-Buckhead; Marriott Denver; Four Points Philadelphia; and Holiday Inn Strongsville.

(e)	The hotels that secure this debt are: Courtyard Abilene; Courtyard Bentonville; Courtyard Florence; Holiday Inn Inner Harbor; Crowne Plaza Houston; and Fairfield Inn Merrimack.

(f)	The hotels that secure this debt are: Hilton Columbia; Wyndham DFW; Residence Inn Little Rock; Holiday Inn Myrtle Beach; Courtyard Paducah; and Crowne Plaza West Palm Beach.

(g)	There is an exit fee associated with this loan. The amount of the fee will increase each year but, assuming the loan is held for the full term, will effectively increase the current interest rate by 100 basis points per annum.

(h)	The hotels that secure this debt are: Crowne Plaza Phoenix; Radisson Phoenix; Crowne Plaza Pittsburgh.

(i)	We have purchased an interest rate cap that caps LIBOR at 4.5% and expires in March 2011.

(j)	This loan can be extended for one additional year, subject to satisfying certain conditions.

(k)	We have purchased an interest rate cap that caps LIBOR at 5.0% and expires in December 2010.

(l)	This loan can be extended for one additional year, subject to satisfying certain conditions.

(m)	Debt Service Coverage Ratio (“DSCR”) is calculated using trailing twelve month NOI divided by actual trailing twelve month debt service, both through August 2009.

APPENDIX II
Portfolio Composition by Loan Pool

			% of	% of TTM
	Hotels	Rooms	Total Rooms	Adj. EBITDA(a,b,c)
Goldman Sachs	10	1,924	29.0%	33.0%
Merrill Lynch Fixed Rate Pool 1	4	912	13.7%	18.1%
Merrill Lynch Fixed Rate Pool 3	6	1,042	15.7%	10.8%
Merrill Lynch Fixed Rate Pool 4	6	982	14.8%	13.6%
IXIS	3	647	9.7%	6.0%
IXIS- Hilton Head	1	202	3.0%	4.9%
Wachovia- Pinehurst	1	107	1.6%	1.0%
Wachovia- Palm Desert	1	129	1.9%	0.8%
Wachovia- Worcester	1	243	3.7%	2.3%
Unencumbered	2	457	6.9%	9.4%

(a)	Represents trailing twelve month figures through August 31, 2009.

(b)	Adjusted EBITDA is a non-GAAP measure and should not be used as a substitute for measures such as net income (loss), cash flows from operating activities, or other measures computed in accordance with GAAP. The company uses Adjusted EBITDA to measure its performance and to assist in the assessment of hotel property values. The company defines Adjusted EBITDA as EBITDA excluding the effects of certain charges such as impairment losses; restructuring expenses; gains/losses on debt extinguishment; and casualty losses or gains related to damage to and insurance recoveries for properties damaged by events such as hurricane, fire or flood.

(c)	Excludes two assets that are held for sale.

APPENDIX III
Operating Statistics by Loan Pool

Hotel	Room		Eight months ended		Increase/
Count	Count		August 31, 2009	August 31, 2008	(Decrease)
10	1,924	Goldman Sachs Hotels
		Occupancy	65.9%	74.9%		(12.1)%
		ADR	$99.58	$105.11	($5.53)	(5.3)%
		RevPAR	$65.59	$78.75	($13.16)	(16.7)%

4	912	Merrill Lynch Fixed Rate Pool 1 Hotels
		Occupancy	70.1%	73.0%		(4.1)%
		ADR	$100.72	$113.62	($12.90)	(11.4)%
		RevPAR	$70.56	$82.97	($12.41)	(15.0)%

6	1,042	Merrill Lynch Fixed Rate Pool 3 Hotels
		Occupancy	53.1%	66.2%		(19.7)%
		ADR	$103.69	$115.32	($11.63)	(10.1)%
		RevPAR	$55.06	$76.29	($21.23)	(27.8)%

6	982	Merrill Lynch Fixed Rate Pool 4 Hotels
		Occupancy	67.1%	69.8%		(3.8)%
		ADR	$94.13	$107.62	($13.49)	(12.5)%
		RevPAR	$63.17	$75.07	($11.90)	(15.9)%

3	647	IXIS Portfolio Hotels
		Occupancy	71.5%	78.2%		(8.6)%
		ADR	$82.29	$96.51	($14.22)	(14.7)%
		RevPAR	$58.80	$75.48	($16.68)	(22.1)%

1	202	IXIS- Hilton Head
		Occupancy	66.6%	67.6%		(1.5)%
		ADR	$129.67	$134.81	($5.14)	(3.8)%
		RevPAR	$86.33	$91.16	($4.83)	(5.3)%

1	107	Wachovia- Pinehurst
		Occupancy	58.1%	64.5%		(10.0)%
		ADR	$77.83	$82.93	($5.10)	(6.1)%
		RevPAR	$45.21	$53.52	($8.31)	(15.5)%

1	129	Wachovia- Palm Desert
		Occupancy	58.6%	63.9%		(8.2)%
		ADR	$85.83	$99.95	($14.12)	(14.1)%
		RevPAR	$50.32	$63.85	($13.53)	(21.2)%

1	243	Wachovia- Worcester
		Occupancy	42.3%	53.5%		(21.1)%
		ADR	$108.18	$106.14	$2.04	1.9%
		RevPAR	$45.70	$56.83	($11.13)	(19.6)%

2	457	Unencumbered Hotels
		Occupancy	68.5%	74.1%		(7.6)%
		ADR	$105.23	$106.38	($1.15)	(1.1)%
		RevPAR	$72.10	$78.82	($6.72)	(8.5)%